Calculation of Filing Fee Tables
S-3
SYNOVUS FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	Other	1,000,000	$ 45.32	$ 45,320,000.00	0.0001476	$ 6,689.23
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 45,320,000.00		$ 6,689.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,689.23
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock. The proposed maximum offering price per unit is estimated solely for the purpose of calculating the amount of the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices for the Registrants Common Stock as reported on the New York Stock Exchange on August 27, 2024, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Synovus Financial Corp.	S-3	333-239013	06/08/2020		$ 6,689.23	Equity	Common Stock, par value $1.00 per share	3,000,000	$ 59,805,000.00
Fee Offset Sources	3	Synovus Financial Corp.	S-3	333-219862		08/10/2017						$ 6,655.49
Fee Offset Sources	4	Synovus Financial Corp.	S-3	333-198048		08/11/2014						$ 33.74
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Termination

Offset Note
[2]	The Company previously registered 3,000,000 shares of common stock, par value $1.00 per share, pursuant to Registration Statement No. 333-239013 on Form S-3ASR filed with the Commission on June 8, 2020 (the 2020 Registration Statement and applied $7,763 in previously paid registration fees pursuant to Rule 457(p) to the registration of $59,805,000 in securities registered thereunder. Of the 3,000,000 securities registered under the 2020 Registration Statement, 2,813,050 were carried forward from Registration Statement No. 333-219862 on Form S-3ASR filed with the Commission on August 10, 2017 (the 2017 Registration Statement) pursuant to Rule 415(a)(6). The Company made a contemporaneous payment of $6,655.49 in connection with the 2017 Registration Statement, and applied $8,539 in previously paid registration fees under Registration Statement No. 333-198048 on Form S-3ASR filed with the Commission on August 11, 2014 (the 2014 Registration Statement) to the remaining registration fee owed under the 2017 Registration Statement pursuant to Rule 457(p). The Company made a contemporaneous fee payment of $8,785 in connection with the 2014 Registration Statement, of which the Company applied $33.74 to the registration fees owed under the 2020 Registration Statement. The Company did not sell any securities registered under the 2020 Registration Statement, leaving the total balance of $59,805,000 (the 2020 Unsold Securities), representing $7,763 in registration fees, of such 2020 Unsold Securities under the 2020 Registration Statement. Pursuant to Rule 457(p), such unutilized filing fees may be applied to the filing fees payable hereunder. The offering of such 2020 Unsold Securities from the 2020 Registration Statement has terminated.

[3]	Please see Footnote 2 listed above.

[4]	Please see Footnote 2 listed above.